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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 3, 2000

                            LITTLE SWITZERLAND, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                         0-19369              66-0476514
           --------                         -------              ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)


           162-B Crown Bay Cruise Ship Port, St. Thomas U.S.V.I. 60802
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices)

       Registrant's telephone number, including area code: (340) 776-2010


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ITEM  5.  OTHER EVENTS.

         On August 3, 2000, the Registrant announced that it signed a letter of intent with Almod Diamonds Limited ("Almod"), that would result in the Registrant receiving an aggregate of $14.0 million through a combination of real estate transactions and the issuance of shares of common stock to Almod.

         The initial real estate transaction, a sale and leaseback of the Registrant's Philipsburg, St. Maarten location, was completed on June 28, 2000 for proceeds of $4.5 million. The second real estate transaction, which involves the restructuring of certain non-core operations of the Registrant, is expected to close shortly and the Registrant anticipates receiving aggregate net proceeds of $2.6 million (of which $2.0 million has been received to date).

         On December 21, 2000, the Registrant announced that it has terminated further discussions with Almod relating to the proposed issuance of shares of common stock because the parties were unable to reach agreement on certain material terms, including terms relating to corporate control.

ITEM 7.  EXHIBITS.

         Press release, dated December 21, 2000.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LITTLE SWITZERLAND, INC.


                                        By:  /s/ Patrick J. Hopper
                                             -----------------------------------
                                             Patrick J. Hopper
                                             Chief Financial Officer

Date: December 21, 2000